SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Date of Report April 20, 2006
(Date of Earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

 (707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On April 20, 2006, First Northern Community Bancorp (FNRN) issued a press release announcing the continuation of its share repurchase program. A copy of this press release is furnished herewith as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS

The Board of Directors of First Northern Community Bancorp (FNRN), holding company of First Northern Bank, has announced plans to continue to provide a stock repurchase program for its outstanding common stock. Based on market conditions, share repurchases will be made from time to time in the open market or in privately negotiated transactions. The repurchase program, which will remain in effect until April 30, 2008, allows purchases in an aggregate amount of up to 2 1/2% of First Northern Community Bancorp’s outstanding shares of common stock over each rolling 12-month period at prices not exceeding the prices then prevailing on the over-the-counter market.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of First Northern Community Bancorp, dated April 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2006		First Northern Community Bancorp
(Registrant)

/s/ Louise A. Walker

	By:	Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of First Northern Community Bancorp, dated April 20, 2006